SPROTT FUNDS TRUST 485BPOS

Exhibit 99(j)(1)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the references to our firm in the Post-Effective Amendment No. 24 to the Registration Statement on Form N-1A of Sprott Funds Trust with respect to the filing of the Prospectus and Statement of Additional Information for Sprott Energy Transition Materials ETF, Sprott Junior Copper Miners ETF, Sprott Nickel Miners ETF, Sprott Lithium Miners ETF, Sprott Junior Uranium Miners ETF, each a series of the Sprott Funds Trust.

/s/ TAIT, WELLER & BAKER LLP

Philadelphia, Pennsylvania

January 30, 2023